UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             August 1, 2005

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

12615 Chenal Parkway, Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Bank of the Ozarks, Inc. (“Ozark”) has advised participants in the Bank of the Ozarks, Inc.’s 401(k) Retirement Savings Plan (the “401(k) Plan”) and the Bank of the Ozarks, Inc.’s Deferred Compensation Plan (the “Deferred Compensation Plan”) that there will be a “blackout period” within the meaning of Rule 100(b) of Regulation BTR, with respect to the trading of securities, if any, held under each plan, expected to begin on September 15, 2005 and expected to end on November 4, 2005.

Holders of Ozark’s securities may obtain, without charge, additional information regarding the blackout period by contacting Paul Moore at Bank of the Ozarks, Inc., 12615 Chenal Parkway, Little Rock, AR 72211, Tel: (501) 978-2291.

The blackout period is necessary for administrative reasons arising out of the transfer of trusteeship and custody of assets of the 401(k) Plan and the Deferred Compensation Plan to a new trustee and custodian. The blackout period will provide time to transfer the assets of the respective plans and to ensure a complete and accurate transfer of data with respect to each of the plans to the new trustee and custodian.

On August 1, 2005 Ozark sent a notice to its executive officers and directors informing them that a blackout period will be expected to begin on September 15, 2005 and expected to end November 4, 2005 and restricting them from purchasing, acquiring, selling or otherwise transferring equity securities of Ozark (subject to limited exceptions provided by SEC Regulations). A copy of the notice provided to Ozark’s directors and executive officers is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Notice of Blackout Period, dated August 1, 2005, to the Directors and Executive Officers of Bank of the Ozarks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of the Ozarks, Inc.
(Registrant)

Date: August 1, 2005	/S/ PAUL MOORE
Paul Moore
Chief Financial Officer and
Chief Accounting Officer

Exhibit No.	Document Description

99.1	Memo of Notice of Blackout Period, dated August 1, 2005